Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U. S. C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Community Bancorp. (the "Company") on Form 10-Q for the period ended September 30, 2015, filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Chief Executive Officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: 1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

     A signed original of this written statement required by Section 906 has been provided to Community Bancorp. and will be retained by Community Bancorp. and furnished to the Securities and Exchange Commission or its staff upon request.

Community Bancorp.

November 13, 2015	By:	/s/ Stephen P. Marsh
Name: Stephen P. Marsh,
Title: Chairman, President & Chief Executive Officer
(Principal Executive Officer)